Pricing Supplement dated May 11, 2007	Rule 433
(To Prospectus dated November 6, 2006 and	File No.333-138464
Prospectus Supplement dated November 6, 2006)

Bloomberg message sent to sales on May 11 at 12:22pm EST.

NEW ISSUE**PACCAR 3YR FRN**HSBC JT LEAD

**HSBC HAS BEEN ALLOCATED $75M BONDS. FIRST COME, FIRST SERVED**

ISSUER:	PACCAR FINANCIAL CORP
RATINGS:	A1/AA-
FORM:	SEC-REGISTERED MEDIUM TERM NOTES
SIZE:	$225MM
MATURITY:	3YR FRN
COUPON:	3ML+4
SETTLE:	MAY 17, 2007
MATURE:	MAY 17, 2010
SETTLE:	DTC
LEADS:	HSBC +2 OTHERS

The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting edgar on the SEC website at www.sec.gov. Alternatively, the Issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 866-811-8049. ANY OTHER LEGENDS AND/OR DISCLAIMERS THAT APPEAR ELSEWHERE ON THIS COMMUNICATION ARE NOT APPLICABLE AND SHOULD BE DISREGARDED. SUCH LEGENDS AND /OR DISCLAIMERS ARE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION.